EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-180313) pertaining to the 2011 Incentive Compensation Plan of Caesarstone Sdot-Yam Ltd., of our report dated March 22, 2013, with respect to the consolidated financial statements of Caesarstone Sdot-Yam Ltd. included in its annual report on Form 20-F for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Haifa, Israel
March 22, 2013